Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2017, except for the effects of the reverse stock split described in Note 12, as to which the date is May 11, 2017, relating to the financial statements of G1 Therapeutics, Inc. which appears in the Prospectus filed on May 17, 2017, relating to the Registration Statement on Form S-1, as amended (No. 333-217285).

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

June 2, 2017